                            SALE AND LEASEBACK AGREEMENT

    This Sale and Leaseback Agreement ("Agreement") is dated and effective this 16th day of April 1998 by and between OLYMPIC CASCADE FINANCIAL CORPORATION, 875 North Michigan Avenue, Suite 1560, Chicago, IL 60611 ("Seller") and MATRIX FUNDING CORPORATION, 6925 Union Park Center, #250, Midvale, UT 84047 ("Buyer").

     WHEREAS, Seller requests Buyer to purchase property listed in the attached Exhibit A of three (3) page(s), which by reference to is made a part hereof, ("Property") from Seller and to lease the Property to Seller under the terms and conditions of Master Lease Agreement No. R0678, dated and effective as of April 16, 1998, ("Lease Agreement"); and

     WHEREAS, Buyer is willing to purchase and lease the Property to Seller under the terms and conditions of this agreement and the Lease Agreement;

     NOW, THEREFORE, in consideration of the mutual promises herein, Seller and Buyer agree as follows:

     1. SALE AND LEASEBACK. Seller agrees to sell and Buyer agrees to purchase the Property to be set forth in Lease Schedule No. 1 ("Lease Schedule") to the Lease Agreement. Concurrent with the sale, Buyer agrees to lease the Property to Seller and Seller agrees to accept the Property under lease from Buyer pursuant to the terms and conditions of the Lease Agreement, and the Lease Schedule. In connection with Seller's sale of the Property to Buyer, Seller agrees to assign to Buyer all manufacturer warranties and indemnities with respect to the Property.

     2. PURCHASE PRICE AND PAYMENT. Buyer and Seller agree that the purchase price of the Property is $815,000.00, which shall be payable to Seller pursuant to the terms and conditions of this Agreement, the Lease Agreement and the Lease Schedule.

     3. TITLE. The parties agree that title and ownership of the Property shall pass from Seller to Buyer upon payment of the purchase price by Buyer to Seller.

     4. BUYERS PURCHASE AND PERFORMANCE. Seller agrees that Buyer's obligations hereunder are expressly subject to the following conditions:

          a. Buyer's receipt, of the executed Lease Agreement, the Lease Schedule, a Bill of Sale for the Property, UCC-1 financing statement(s), and any other documentation reasonably required by Buyer, all in form acceptable to Buyer.

          b. Buyer's receipt of corporate resolutions or incumbency certificates in form acceptable to Buyer evidencing Seller's authority to enter into this sale and leaseback transaction with Buyer.

     5. TAXES. Seller represents and warrants that it is responsible for and it has paid all sales and use, property and other taxes assessed or due in connection with Seller's purchase, use and possession of the Property prior to sale to Buyer hereunder. Seller agrees to pay to Buyer an amount equal to all taxes paid, payable or required to be collected by Buyer, however designated, which are levied or based on the rental, on the Lease or on the Property or on its purchase for lease hereunder, or on its use, lease, operation, control or value (including, without limitation, state and local privilege or excise taxes based on gross revenue), any penalties or interest in connection therewith or taxes or amounts in lieu thereof paid or payable by Lessor in respect of the foregoing, but excluding taxes based on Lessor's net income. Buyer shall deliver to Seller a duly executed sales tax exemption certificate for the Property, prior to Buyer's payment of the purchase price.

     6. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer that:

          a. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and in all jurisdictions where such qualification is required for it to conduct its business.

          b. Seller has all requisite power and authority to conduct its business, to own and lease its properties and to enter into and perform all of its obligations under this Agreement.

          c. This Agreement has been duly authorized by Seller, and upon execution and delivery by the parties thereto, shall constitute the valid, legal and binding obligation of Seller enforceable in accordance with its terms.

          d. No event has occurred or is continuing which constitutes an event of default under this Agreement. There is no action, suit or proceeding pending or threatened against or effecting Seller before or by any court, administrative agency or other governmental authority which brings into question the validity of the transaction contemplated by this Agreement or which might materially impair the ability of Seller to perform its obligations under this Agreement or the transaction contemplated hereby.

          e. Neither the execution and delivery by the Seller of this Agreement, nor the compliance by the Seller with the provisions of any thereof, conflicts with or results in a breach of any of the provisions of the Articles of Incorporation, or By-Laws of Seller, or of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or of any agreement or other instrument to which the Seller is a party or by which it is bound, or constitutes or will constitute a default under any thereof.

          f. The transaction contemplated by this Agreement complies with all applicable federal and state laws, rules and regulations applicable to Seller.

          g. No consent, approval or authorization of or by any court, administrative agency or other governmental authority is required in connection with the execution, delivery or performance by Seller of, or the consummation by Seller of the transaction contemplated by this Agreement.

          h. Seller is transferring to Buyer good title to the Property, free and clear of all liens and encumbrances of any kind or description.

     7. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller that:

          a. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and in all jurisdictions where such qualification is required for it to conduct its business.

          b. Buyer has all requisite power and authority to conduct its business, to own and lease its properties and to enter into and perform all of its obligations under this Agreement.

          c. This Agreement has been duly authorized by Buyer, and upon the execution and delivery by the parties thereto, shall constitute the valid, legal and binding obligation of Buyer enforceable in accordance with its terms.

     8. DEFAULT AND REMEDIES. In the event any of Seller's representations or warranties made hereunder should be determined to be false or Seller should breach any of its obligations under this Agreement, Buyer shall be entitled to exercise all of its rights and remedies under the Lease Agreement as if they were set forth in this Agreement and for purposes hereof all such rights and remedies shall be incorporated herein by this reference.

     9. SUCCESSORS. Buyer and Seller agree that this Agreement shall inure to the benefit of and shall be binding upon Seller and Buyer, their respective successors and assigns. Any assignment by Buyer shall not require Seller's prior written approval provided such assignee agrees to observe Lessor's covenant of quiet enjoyment under the Lease. Seller shall not assign any interest in this Agreement without Buyer's prior written consent.

     10. SURVIVAL OF COVENANTS. Buyer and Seller agree that the warranties, covenants and agreements contained in this Agreement shall survive the passing of title to the Property.

     11. MISCELLANEOUS. Section titles are not intended to, and shall not limit or otherwise affect the interpretation of this Agreement. If any provision of this Agreement shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected or impaired in any way. Any modifications to this Agreement shall be in writing and shall be signed by both parties and their last known assignees, if any. Any terms capitalized herein shall have the meanings set forth in the Lease Agreement, and Lease Schedule, which are incorporated herein by reference.

     12. ENTIRE AGREEMENT. Seller and Buyer agree that this Agreement, the Lease Schedule and any Riders or Supplements thereto, and the Lease Agreement shall constitute the entire Agreement and supersede all proposals, oral or written, all prior negotiations and all other communications between them with respect to the Property.

     13. LEGAL AND ADMINISTRATIVE EXPENSES. Each party shall be responsible for its own legal and administrative expenses incurred in connection with this sale/leaseback transaction.

     14. NO BROKERS FEE. Each party represents it has retained no brokers in this transaction and indemnifies the other party against any brokers' or other fees which might result from the indemnifying party's actions.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the day and year first above written.

BUYER:                                     SELLER:

MATRIX FUNDING CORPORATION                 OLYMPIC CASCADE FINANCIAL CORPORATION

By:                                        By:
   -------------------------------------      ----------------------------------

Title:                                     Title:
      ----------------------------------         -------------------------------

                               CASUALTY LOSS SCHEDULE

                                LEASE SCHEDULE NO. 1
                                       DATED
                             APRIL 16, 1998, AS AMENDED
                                         TO
                          MASTER LEASE AGREEMENT NO. R0678

Upon execution below by the Lessee and Lessor, this Casualty Loss Schedule shall replace and supersede the original Casualty Loss Schedule previously executed, which shall from and after the date hereof become null and void.

The Casualty Loss Value for each item of Property shall be determined by multiplying the original cost of such item to Lessor by the stipulated loss percentage indicated below which corresponds to the month of the Lease after commencement in which the last Monthly Rental payment was made. The dollar amount shown below represents the Casualty Loss Value which would apply if all of the Property were lost or destroyed.



                      TOTAL                                                        TOTAL
          AFTER     CASUALTY        CASUALTY                    AFTER             CASUALTY            CASUALTY
         PAYMENT      LOSS           LOSS                      PAYMENT              LOSS                LOSS
          NUMBER     VALUE         PERCENTAGE                   NUMBER              VALUE            PERCENTAGE
            0       $855,750       105.00%
            1       $848,757       104.14%                        25              $559,460              68.65%
            2       $837,359       102.74%                        26              $545,089              66.88%
            3       $825,872       101.33%                        27              $530,623              65.11%
            4       $814,294        99.91%                        28              $516,062              63.32%
            5       $802,626        98.48%                        29              $504,132              61.86%
            6       $798,887        98.02%                        30              $489,186              60.02%
            7       $786,764        96.54%                        31              $474,147              58.18%
            8       $774,551        95.04%                        32              $459,014              56.32%
            9       $762,248        93.53%                        33              $443,788              54.45%
           10       $749,852        92.01%                        34              $428,468              52.57%
           11       $737,365        90.47%                        35              $413,053              50.68%
           12       $724,784        88.93%                        36              $397,542              48.78%
           13       $712,110        87.38%                        37              $381,936              46.86%
           14       $705,359        86.55%                        38              $366,232              44.94%
           15       $692,246        84.94%                        39              $350,432              43.00%
           16       $679,041        83.32%                        40              $334,533              41.05%
           17       $665,744        81.69%                        41              $318,537              39.08%
           18       $652,353        80.04%                        42              $302,441              37.11%
           19       $638,868        78.39%                        43              $286,245              35.12%
           20       $625,288        76.72%                        44              $269,949              33.12%
           21       $616,006        75.58%                        45              $253,552              31.11%
           22       $602,009        73.87%                        46              $237,054              29.09%
           23       $587,919        72.14%                        47              $220,453              27.05%
           24       $573,736        70.40%                        48              $203,750              25.00%



LESSOR:                                    LESSEE:
MATRIX FUNDING CORPORATION                 OLYMPIC CASCADE FINANCIAL CORPORATION

By:                                        By: /s/ [ILLEGIBLE]
   -------------------------------------      ----------------------------------

ITS:                                       ITS: Chief Financial Officer
    -------------------------------------      ---------------------------------

DATE:                                      DATE: April 24, 1998
     -------------------------------------      --------------------------------

                                  AMENDMENT NO. 1
                                         TO
                                LEASE SCHEDULE NO. 1


Reference is made to Lease Schedule No. 1 (the "Schedule") to Master Lease Agreement No. R0678 dated April 16, 1998 (the "Master Lease"), by and between MATRIX FUNDING CORPORATION (the "Lessor") and OLYMPIC CASCADE FINANCIAL CORPORATION (the "Lessee"). The Schedule as it incorporates the terms and conditions of the Master Lease is referred to herein as the "Lease". Pursuant to the Lease, Lessor has agreed to purchase and lease to Lessee property specified in the Lease. All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Lease.

The Schedule is hereby amended retroactive to April 16, 1998 by deleting, in their entirety, Sections 1, 2, 4, 5, 6, 8 and 9 of the Schedule and replacing them with the following:

Section 1. Property: Computers, phone systems, furniture and services as more fully described per the attached Exhibit A. which by reference to is made a part hereof

Section 2. Property Locations: Various locations as more fully described per the attached Exhibit A, which by reference to is made a part hereof

Section 4.     Initial Period:  Forty-eight (48) months from Commencement Date

Section 5. Monthly Rental: $18,068.55, plus applicable sales tax (Lease Rate Factor times Total Cost Not to Exceed)

Section 6. Deposit: $10,000.00 applied to the last Monthly Rental, plus applicable sales tax

Section 8.     Base Lease Rate Factor:  .02217

Section 9. Floating Lease Rate Factor: The Base Lease Rate Factor of .02217 shall increase .00015238 for every five (05) basis point increase in forty-eight (48) month U.S. Treasury Notes, as of the Acceptance Date of the Property, at which time the final Monthly Rental amount under this Schedule shall be determined based upon the new lease rate factor redetermined under this provision ("Lease Rate Factor"). The forty-eight (48) month U.S. Treasury Note yield used as the basis for the derivation of the Lease Rate Factor contained herein is 5.43%. Not applicable if transaction closes on or before April 30, 1998.

All other terms and conditions of the Lease shall continue in full force and effect without change.

Dated:  April 24, 1998


LESSOR:                                    LESSEE:
MATRIX FUNDING CORPORATION                 OLYMPIC CASCADE FINANCIAL CORPORATION

By:                                        By: /s/ [ILLEGIBLE]
   -------------------------------------      ----------------------------------

ITS:                                       ITS: Chief Financial Officer
    -------------------------------------      ---------------------------------

                                    BILL OF SALE




    For valuable consideration, the receipt of which is acknowledged, Olympic Cascade Financial Corporation (hereinafter "Seller"), having its principal place of business at 875 North Michigan Avenue, Suite 1560, Chicago, II, 60611 hereby sells and transfer its right(s) and interest(s) in the property described herein to:


                             MATRIX FUNDING CORPORATION
                            6925 Union Park Center, #250
                                 Midvale, UT 84047
(hereinafter "Buyer")



Equipment: Per the attached Exhibit A of three (3) pages, which by reference to is made a part hereof.



    Seller hereby represents and warrants to buyer that Seller is the absolute owner of said property, that said property is free and clear of all liens, charges and encumbrances, and that Seller his full right, power and authority to sell said property, and to make this Bill of Sale. All warranties of quality, fitness and merchantability are hereby excluded.



SELLER:  OLYMPIC CASCADE FINANCIAL CORPORATION


BY: /s/ [ILLEGIBLE]
   ------------------------------------

TITLE: Chief Financial Officer
       --------------------------------

DATE:  April 24, 1998
       --------------------------------